Exhibit-10.76

THIS IS AN OPEN-END MORTGAGE WHICH SECURES FUTURE ADVANCES PURSUANT TO 42 PA C.S.A. SECTIONS 8143 AND 8144 UP TO A MAXIMUM AMOUNT OF $112,000,000.00 PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 PA C.S.A. SECTIONS 8143 AND 8144.

OPEN‑END MORTGAGE and SECURITY AGREEMENT

THIS OPEN-END MORTGAGE and SECURITY AGREEMENT is made as of February 28, 2013, but effective March 8, 2013, between PHILADELPHIA PLAZA - PHASE II, LP, a Pennsylvania limited partnership, whose mailing address is c/o Thomas Properties Group, Inc., 515 South Flower Street, 6th Floor, Los Angeles, CA 90071, herein (whether one or more in number) called "Mortgagor", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Mortgagee":

AND IN CONSIDERATION OF the indebtedness herein mentioned, Mortgagor, intending to be legally bound hereby, does hereby give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, deposit, pledge, set over and confirm unto Mortgagee, and does agree that Mortgagee shall have a security interest in the following described property and all substitutions for and proceeds, products, replacements, reversions and remainders of such property (collectively, the "Property") now owned or held or hereafter acquired, to-wit:

A.	The land in the City of Philadelphia, County of Philadelphia and Commonwealth of Pennsylvania, described in Exhibit "A" attached hereto and incorporated herein (the "Land");

B.
All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

C.
All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of every description belonging to Mortgagor which are or may be placed or used upon the Land or attached to the buildings, structures or improvements, including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, and all furniture and easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto; and

D.
Mortgagor's interest in all articles of personal property of every kind and nature whatsoever, now or hereafter located upon the Land or in or on the buildings and improvements and now owned or leased or hereafter acquired or leased by Mortgagor.

Mortgagor agrees not to sell, transfer, assign or remove anything described in B, C and D above now or hereafter located on the Land without prior written consent from Mortgagee unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value.

Without limiting the foregoing grants, Mortgagor hereby pledges to Mortgagee, and grants to Mortgagee a security interest in, all of Mortgagor's present and hereafter acquired right, title and interest in and to the Property and any and all

E.
cash and other funds now or at any time hereafter deposited by or for Mortgagor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Mortgagee or a third party, or otherwise deposited with, or in the possession of, Mortgagee pursuant to the Loan Documents; and

F.	surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and

Exhibit-10.76

other contracts relating to the acquisition, design, development, construction and operation of the Property; and

G.
accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles, letter-of-credit rights, investment property and all other personal property of Mortgagor, (including, without limitation, any and all rights in the property name "Two Commerce Square") and, including, without limitation, all fees, charges, accounts or other payments for parking in or on the property, including all products and proceeds thereof; and

H.
present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Mortgagor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Mortgagor authorizes Mortgagee to file a financing statement describing such Property and, at Mortgagee's request, agrees to join with Mortgagee in the execution of any financing statements and to execute any other instruments that may be necessary or desirable, in Mortgagee's determination, for the perfection or renewal of such security interest under the Uniform Commercial Code.

TO HAVE AND TO HOLD the same unto Mortgagee for the purpose of securing:

(a) Payment to the order of Mortgagee of the indebtedness evidenced by a promissory note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Mortgagor for the principal sum of ONE HUNDRED TWELVE MILLION DOLLARS, with final maturity no later than April 5, 2023 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the "Note"), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

(b) Payment of all sums that may become due Mortgagee under the provisions of, and the performance of each agreement of Mortgagor contained in, the Loan Documents.

"Loan Documents" means this instrument, the Note, that certain Loan Application dated January 28, 2013 from Mortgagor to Mortgagee and that certain acceptance letter issued by Mortgagee dated February 20, 2013 (together, the "Commitment"), that certain Absolute Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee (the "Absolute Assignment"), that certain Certification of Borrower of even date herewith, that certain Limited Partnership Supplement dated contemporaneously herewith, any other supplements and authorizations required by Mortgagee and any other agreement entered into or document executed by Mortgagor and delivered to Mortgagee in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement of even date herewith given by Mortgagor to Mortgagee (the "Environmental Indemnity Agreement"), as any of the foregoing may be amended from time to time. If there is any inconsistency between the Loan Application and other Loan Documents, the other Loan Documents will control.

TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR COVENANTS AND AGREES:

Payment of Debt. Mortgagor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

Ownership. Mortgagor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Mortgagee. Mortgagor does hereby forever warrant and shall forever defend the title and possession thereof against the claims of any and all persons whomsoever.

Maintenance of Property and Compliance with Laws. Mortgagor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any physical waste; to comply with all

Exhibit-10.76

laws, rules and regulations affecting the Property; and to permit Mortgagee to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Mortgagee reasonably determines to be necessary in order to monitor Mortgagor's compliance with applicable laws and regulations regarding hazardous materials affecting the Property.

Tenants Using Chlorinated Solvents. Mortgagor agrees not to lease any of the Property, without the prior written consent of Mortgagee, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents on site in the operation of their businesses.

Business Restriction Representation and Warranty. Mortgagor represents and warrants that each of Mortgagor, all persons and entities owning (directly or indirectly) an ownership interest in Mortgagor (not including the shareholders of Thomas Properties Group, L.P. ("TPG") or Brandywine Realty Trust ("BDN") or the OP Unit Holders (as hereinafter defined), provided such OP Unit Holders each individually own, directly or indirectly, less than a 10% ownership interest in Borrower), all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Mortgagee in connection with the Indebtedness: (i) is not, and shall not become, a person or entity with whom Mortgagee is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) is not, and shall not become, a person or entity with whom Mortgagee is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above.

"OP Unit Holders" means the operating partnership unit holders in Thomas Properties Group, L.P. and/or in Brandywine Operating Partnership, L.P.

Insurance. Mortgagor agrees to keep the Property insured for the protection of Mortgagee and Mortgagee's wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Mortgagee may from time to time approve consistent with Condition 30 of the Commitment, and to keep the policies therefor, properly endorsed, on deposit with Mortgagee, or at Mortgagee's option, to keep evidence of insurance reasonably acceptable to Mortgagee evidencing all insurance coverages required hereunder on deposit with Mortgagee, which evidence shall reflect at least thirty (30) days notice of cancellation (except for 10 days notice of cancellation for non-payment of premium) to Mortgagee and shall list Mortgagee as the certificate holder or as a similar additional insured interest with Mortgagee's correct mailing address and the loan number assigned to the loan 339594; if Mortgagor requests Mortgagee to accept a different form of evidence, Mortgagee shall not unreasonably withhold, condition or delay its consent, provided, a copy of a standard mortgagee endorsement in favor of Mortgagee stating that the insurer shall provide at least thirty (30) days notice of cancellation (except for 10 days notice of cancellation for non-payment of premium) to Mortgagee accompanies such evidence. Mortgagor shall furnish Mortgagee with renewals of all applicable insurance evidence no later than five (5) days after the actual insurance expiration date.

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt written notice thereof to Mortgagee. Following the occurrence of a casualty, Mortgagor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the improvements on the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. All insurance loss proceeds from all property insurance policies whether or not required by Mortgagee (less expenses of collection) shall, at Mortgagee's option, be applied on the Indebtedness, except as otherwise specifically provided herein or in any other Loan document, whether due or not, or to the restoration of the Property, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Mortgagee elects to apply the insurance loss proceeds on the Indebtedness, no prepayment fee shall be due thereon. Mortgagee acknowledges that the insurance coverage and companies reflected in the certificates of insurance delivered by Mortgagor to Mortgagee are acceptable to Mortgagee as of the date hereof.

Notwithstanding the foregoing provision, Mortgagee agrees that if the casualty occurs prior to the last year of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a)	There is no existing Event of Default at the time of casualty.

Exhibit-10.76

(b)
The casualty insurer has not denied liability for payment of insurance loss proceeds to Mortgagor as a result of any act, neglect, use or occupancy of the Property by Mortgagor or any tenant of the Property.

(c)
Mortgagee shall be satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Mortgagor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Mortgagee, be applied on the Indebtedness, whether or not due, or be released to Mortgagor.

(d)
If required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no adverse environmental impact to the Property resulted from the casualty.

(e)
Mortgagee shall release casualty insurance proceeds as restoration of the Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) under the Loan Documents and no Non-Monetary Default (as hereinafter defined) with respect to which Mortgagee shall have given Mortgagor notice pursuant to the "Notice of Default" provision herein. If a Monetary Default shall occur or Mortgagee shall give Mortgagor notice of a Non-Monetary Default, Mortgagee shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the "Notice of Default" provision contained herein. If the estimated cost of restoration exceeds $800,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration, and (ii) Mortgagee shall receive an administration fee equal to one percent (1%) of the cost of restoration.

(f)
Prior to each release of funds, Mortgagor shall obtain for the benefit of Mortgagee an endorsement to Mortgagee's title insurance policy insuring Mortgagee's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Mortgagee.

(g)
Mortgagor shall pay all reasonable costs and expenses incurred by Mortgagee, including, but not limited to, outside legal fees, title insurance costs, third‑party disbursement fees, third‑party engineering reports and inspections deemed necessary by Mortgagee.

(h)	All reciprocal easement and operating agreements, if any, benefiting the Property shall remain in full force and effect between the parties thereto on and after restoration of the Property.

(i)	Mortgagee shall be reasonably satisfied that Projected Debt Service Coverage of at least 1.25 will be produced from the leasing of space to tenants under Approved Leases (as hereinafter defined).

(j)
All leases in effect at the time of the casualty with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Mortgagee shall remain in full force (except as such leases may have expired at the end of their terms) and Mortgagee shall be satisfied that restoration can be completed within a timeframe such that each tenant thereunder shall be obligated, or each such tenant shall have elected, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or a portion thereof shall not be used and occupied by such tenant as a result of the casualty).

"Approved Leases" means leases to (i) existing tenants with a remaining term of at least three (3) years or (ii) approved new tenants with leases satisfactory to Mortgagee for terms of at least three (3) years, to commence not later than sixty (60) days following completion of restoration.

"Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the first 12-month period following restoration of the Property by the debt service during the same 12-month period under all indebtedness secured by any portion of the Property and/or by ownership interests in Mortgagor. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 30 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

Exhibit-10.76

"Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A)	The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)    the following:

(i)	a replacement reserve for future capital improvements, tenant improvements, leasing commissions and structural items based on not less than $3.53 per square foot per annum;

(ii)	the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 87.5% of the gross leasable area in the Property;

(iii)	the amount, if any, by which the actual management fee is less than 3.0% of gross revenue during such fiscal period;

(iv)	the amount, if any, by which the actual real estate taxes are less than $3,400,000.00 per annum; and

(v)	the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $8,200,000.00 per annum.

All projections referenced above shall be calculated in a manner satisfactory to Mortgagee in its reasonable discretion.

Condemnation. Mortgagor hereby assigns to Mortgagee (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); provided, however, Mortgagee agrees if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last year of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the satisfaction of the requirement that restoration or replacement of the improvements on the Land to their functional and economic utility prior to such damage or the Taking be possible, and subject to satisfaction of the following conditions:

(a)	There is no existing Event of Default at the time of the Taking.

(b)
Mortgagee shall be satisfied that all Condemnation Proceeds, together with supplemental funds to be made available by Mortgagor, shall be sufficient to complete the restoration of the Property. Any remaining Condemnation Proceeds may, at the option of Mortgagee, be applied on the Indebtedness, whether or not due, or be released to Mortgagor.

(c)
If required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no adverse environmental impact to the Property resulted from the Taking.

(d)
Mortgagee shall release Condemnation Proceeds as restoration of the Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default under the Loan Documents and no Non-Monetary Default with respect to which Mortgagee shall have given Mortgagor notice pursuant to the "Notice of Default" provision herein. If a Monetary Default shall occur or Mortgagee shall give Mortgagor notice of a Non-Monetary Default, Mortgagee shall have no further obligation to release Condemnation Proceeds hereunder unless such default is cured within the cure period set forth in the "Notice of Default" provision contained herein. If the estimated cost of restoration exceeds $400,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration, and (ii) Mortgagee shall receive an administration fee equal to one percent (1%) of the cost of restoration.

(e)
Prior to each release of funds, Mortgagor shall obtain for the benefit of Mortgagee an endorsement to Mortgagee's title insurance policy insuring Mortgagee's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Mortgagee.

Exhibit-10.76

(f)
Mortgagor shall pay all costs and expenses incurred by Mortgagee, including, but not limited to, outside legal fees, title insurance costs, third‑party disbursement fees, third‑party engineering reports and inspections deemed necessary by Mortgagee.

(g)	All reciprocal easement and operating agreements, if any, benefiting the Property shall remain in full force and effect between the parties thereto on and after restoration of the Property.

(h)	Mortgagee shall be reasonably satisfied that Projected Debt Service Coverage of at least 1.25 will be produced from the leasing of space to tenants under Approved Leases.

(i)
All leases in effect at the time of the Taking with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Mortgagee shall remain in full force and Mortgagee shall be satisfied that restoration can be completed within a timeframe such that each tenant thereunder shall be obligated, or each such tenant shall have elected, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or a portion thereof shall not be used and occupied by such tenant as a result of the Taking).

Taxes and Special Assessments. Mortgagor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Mortgagee in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Mortgagee within 30 days after Mortgagee shall have given a written request to Mortgagor, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Mortgagor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Mortgagee.

Personal Property. With respect to the Personal Property, Mortgagor hereby represents, warrants and covenants as follows:

(a)    Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Mortgagor shall notify Mortgagee of, and shall indemnify and defend Mortgagee and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

(b)    Except as otherwise provided above, Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Mortgagee.

(c)    Mortgagor is a limited partnership formed and existing under the laws of the Commonwealth of Pennsylvania and maintains its chief executive office at the address set forth above in this instrument. Until the Indebtedness is paid in full, Mortgagor (i) shall not change its legal name without providing Mortgagee with thirty (30) days prior written notice; (ii) shall not change its chief executive office; and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity.

(d)    At the request of Mortgagee, Mortgagor shall join Mortgagee in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to Mortgagee, and Mortgagor shall pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable. Mortgagor shall also, at Mortgagor's expense, take any and all other action requested by Mortgagee to perfect Mortgagee's security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Mortgagor's best efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Mortgagee's security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

Other Liens. Mortgagor agrees to keep the Property and any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Mortgagor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the direct or indirect ownership interests in Mortgagor, shall constitute a default under the terms of this instrument; except that upon written notice to Mortgagee, Mortgagor may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described

Exhibit-10.76

herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Mortgagee.

Indemnification, Duty to Defend and Costs, Fees and Expenses. In addition to any other indemnities contained in the Loan Documents, Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including, but not limited to, costs of title evidence and endorsements to Mortgagee's title insurance policy with respect to the Property and reasonable attorney fees and other costs of defense) of this trust which may be imposed upon, incurred by or asserted against Mortgagee, whether or not any legal proceeding is commenced with regard thereto, in connection with: (i) the enforcement of any of Mortgagee's rights or powers under the Loan Documents; (ii) the interpretation of any of the terms and conditions of the Loan Documents, (iii) the protection of Mortgagee's interest in the Property; or (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on any sidewalk, curb, parking area, space or street located adjacent thereto. If any claim or demand is made or asserted against Mortgagee by reason of any event as to which Mortgagor is obligated to indemnify or defend Mortgagee, then, upon demand by Mortgagee, Mortgagor, at Mortgagor's sole cost and expense, shall defend such claim, action or proceeding in Mortgagee's name, if necessary, by such attorneys as Mortgagee shall approve. Notwithstanding the foregoing, Mortgagee may, in Mortgagee's sole discretion, engage its own attorneys to defend it or assist in its defense and Mortgagor shall pay the reasonable fees and disbursements of such attorneys; provided, however, Mortgagor shall not be obligated to pay any fees and disbursements to Mortgagee's in-house counsel.

Failure of Mortgagor to Act. If Mortgagor fails to make any payment or do any act as herein provided, Mortgagee may, without obligation to do so, without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation hereof: (i) make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Mortgagee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Mortgagor to Mortgagee hereunder shall be payable by Mortgagor immediately upon demand with interest from date of expenditure or demand, as the case may be, at the Default Rate (as defined in the Note). All sums so expended or demanded by Mortgagee and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Mortgagor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

Notice of Default. A default in any payment required in the Note or any other Loan Document, whether or not payable to Mortgagee, (a "Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Monetary Default to Mortgagor and Mortgagor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Mortgagee) within five (5) Business Days (as hereinafter defined) after the date on which Mortgagee shall have given such notice to Mortgagor.

Any other default under the Note or under any other Loan Document (a "Non‑Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Non‑Monetary Default to Mortgagor and Mortgagor shall not have cured such Non‑Monetary Default within thirty (30) days after the date on which Mortgagee shall have given such notice of default to Mortgagor (or, if the Non‑Monetary Default is not curable within such 30‑day period, Mortgagor shall not have diligently undertaken and continued to pursue the curing of such Non‑Monetary Default and deposited an amount sufficient to cure such Non‑Monetary Default in an escrow account satisfactory to Mortgagee).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

"Business Day" means any day other than a Saturday, a Sunday or a day on which: (i) Mortgagee is closed for business or (ii) the Federal Reserve Bank of New York is closed for business.

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Mortgagee (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and whether or not the same shall then be

Exhibit-10.76

occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

Foreclosure. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Mortgagee, become immediately due and payable for all purposes without any notice or demand, except as required by law, (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, INCLUDING WITHOUT LIMITATION NOTICE OF THE INTENT TO ACCELERATE, BEING HEREBY EXPRESSLY WAIVED), and Mortgagee may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Mortgagee may, to the extent permitted by applicable law (without limiting their rights under the foregoing provisions or otherwise), either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Mortgagee may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Mortgagee is hereby further authorized and empowered, to the extent permitted by applicable law, as agent or attorney in fact, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Mortgagee may think best), and all the right, title and interest of Mortgagor therein, by advertisement or in any manner provided by applicable law, (MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE, TO THE EXTENT PERMITTED BY APPLICABLE LAW), and to issue, execute and deliver a deed of conveyance, all as then may be provided by applicable law; and Mortgagee, to the extent permitted by applicable law, shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorneys' fees as herein provided, apply such proceeds to the Indebtedness, including all sums advanced or expended by Mortgagee or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Mortgagor, the heirs, successors and assigns of Mortgagor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Mortgagor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

Prohibition on Transfer/One-Time Transfer. The present ownership and management of the Property is a material consideration to Mortgagee in making the loan secured by this instrument, and Mortgagor shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Mortgagor except as expressly permitted herein. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Mortgagor shall constitute a default under the terms of this instrument.

"Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of Mortgagor; in the case of a trust, a change in the trustee, or a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of Mortgagor; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of Mortgagor; and in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of Mortgagor.

Notwithstanding the foregoing, (i) changes in the shareholders of TPG so long as TPG is publicly traded on a national public market exchange, (ii) changes in the shareholders of BDN so long as BDN is publicly traded on a national public market exchange, and (iii) changes in the OP Unit Holders shall not be deemed to be a Change in the Proportionate Ownership of Mortgagor, and Mortgagee's consent shall not be required for a Change in the Proportionate Ownership of Mortgagor resulting from changes in the shareholders of TPG or BDN so long as TPG or BDN is publicly traded on a national public market exchange or from changes in the OP Unit Holders. Furthermore, the following transfers shall not constitute a Change in Proportionate Ownership of Mortgagor and shall not require Mortgagee's approval or consent (provided that Mortgagor shall promptly notify Mortgagee in writing of any such transfer and shall provide Mortgagee with reasonable evidence that the requirements below have been met):

(i)
Transfers of direct or indirect ownership interests in Mortgagor between and among TPG and BDN and their Affiliates, provided that at all times (A) the Property is actively managed by TPG or BDN or a wholly-owned Affiliate of TPG or BDN or another property manager reasonably approved by Mortgagee, and (B) TPG and/

Exhibit-10.76

or BDN continue to control Mortgagor (so that either TPG or BDN, or their wholly-owned Affiliates may each own up to 100% of the ownership interests in Mortgagor);

(ii)
A transfer one time of up to 49% of the direct and indirect ownership interest in Mortgagor to a third party, provided that (A) there is no existing default under the Loan Documents; (B) at all times, TPG and/or BDN own 51% of the ownership interests in Mortgagor and control Mortgagor; (C) at all times, the Property shall be actively managed by TPG or BDN or a wholly-owned Affiliate of TPG or BDN or another property manager reasonably approved by Mortgagee; (D) the transferee shall be an Institutional Investor (as hereinafter defined) which is not a Disqualified Transferee and approved by Mortgagee (which approval shall be limited to confirming the transferee is an Institutional Investor and not a Disqualified Transferee), and (E) Mortgagee's receipt of not later than 15 Business Days prior to the effective date of the transfer of all information necessary to conduct due diligence, satisfactory to Mortgagee, of the transferee and any entity or person that controls or owns 10% or more of such transferee with respect to requirements of OFAC, including, without limitation, the full name, address and federal tax ID number of such transferee and such entities or persons, and such other information as Mortgagee may reasonably request;

(iii)
A transfer one time by TPG of all of its direct or indirect ownership interests in Mortgagor in connection with a stock or asset merger of TPG into another real estate operating company or the conversion of TPG into a real estate investment trust that is listed and publicly traded through the New York Stock Exchange or the NASDAQ national market, so long as substantially all of TPG's real estate assets are transferred at the same time in connection with such merger or conversion, and subject to the following conditions: (A) there shall be no Monetary Default under the Loan Documents and no Non-Monetary Default under the Loan Documents as to which notice of default has been given, (B) after giving effect to the transfer, at all times the Property shall be directly or indirectly actively managed by TPG (or by the successor REIT or operating company) or by BDN or a wholly-owned Affiliate of TPG or BDN or another property manager reasonably approved by Mortgagee, and (C) Mortgagee's receipt not later than 15 Business Days prior to the effective date of the transfer of all information necessary to conduct due diligence, satisfactory to Mortgagee, of the transferee and any entity or person that controls or owns 10% or more of, such transferee with respect to requirements of the OFAC, including without limitation, the full name, address and federal tax ID number of such transferee and such entities or persons, and such other information as Mortgagee may reasonably request.

(iv)
A transfer one time by BDN of all of its direct or indirect ownership interests in Mortgagor in connection with a stock or asset merger of BDN subject to the following conditions: (A) there shall be no Monetary Default under the Loan Documents and no Non-Monetary Default under the Loan Documents as to which notice of default has been given, (B) after giving effect to the transfer, at all times the Property shall be directly or indirectly actively managed by TPG (or by the successor REIT or operating company) or by BDN or a wholly-owned Affiliate of TPG or BDN or another property manager reasonably approved by Mortgagee, and (C) Mortgagee's receipt not later than 15 Business Days prior to the effective date of the transfer of all information necessary to conduct due diligence, satisfactory to Mortgagee, of the transferee and any entity or person that controls or owns 10% or more of, such transferee with respect to requirements of the OFAC, including without limitation, the full name, address and federal tax ID number of such transferee and such entities or persons, and such other information as Mortgagee may reasonably request.

"Affiliate" means, with respect to a Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the possession by any person or entity, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

"Disqualified Transferee" shall mean any entity or person or any Affiliate of such entity or person that, (i) is a litigant, plaintiff, or defendant in any suit brought against or by Mortgagee, (ii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iii) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other entity or person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time consented to or acquiesced in or joined in any application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; or (vi) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due.

Exhibit-10.76

Notwithstanding the above, provided there is then no default in the terms and conditions of any Loan Document, the Property is completed, and upon prior written request from Mortgagor, Mortgagee shall not withhold, condition or delay its consent to a one‑time transfer of all but not less than all of the Property to a single entity or individual, provided:

(i)
the Property shall have achieved Debt Service Coverage (as hereinafter defined) of at least 1.25x for a period of 12 continuous calendar months ending no later than 60 days prior to the transfer, and there are no junior liens on the Property (other than in favor of Mortgagee as contemplated in the provision herein entitled "Secondary Financing";

(ii)
the transferee or an owner of the transferee (the "Creditworthy Party") has a net worth, determined in accordance with generally accepted accounting principles, of at least $500,000,000.00 with cash and cash equivalents of at least $20,000,000.00 after funding the equity needed to close the purchase and a minimum overall real estate portfolio debt service coverage ratio of 1.30 for the prior twelve (12) month period. In the event that transferee shall satisfy the financial requirements set forth in this subsection (ii), all references to Creditworthy Party in subsections (iii) through (vi) hereafter shall be deemed deleted;

(iii)	the transferee or the Creditworthy Party is experienced in the ownership and management of at least 1,000,000 square feet of institutional quality office buildings;

(iv)
the transferee, the Creditworthy Party and all persons and entities owning (directly or indirectly) an ownership interest in the transferee or the Creditworthy Party (other than persons or entities whose sole position in a company is that they hold publicly traded shares of it and persons whose sole position in a pension fund is that they are retirants or beneficiaries of it) are not (and have never been) (a) subject to any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings, or (b) a litigant, plaintiff or defendant in any suit brought against or by Mortgagee;

(v)
pursuant to written documentation prepared by and satisfactory to Mortgagee, the transferee assumes and the Creditworthy Party guarantees, all of the recourse obligations and liabilities of Mortgagor under the Loan Documents, whether arising prior to or after the date of the transfer of the Property, and Mortgagee receives a satisfactory enforceability opinion with respect thereto from counsel approved by Mortgagee; in no event, however, shall a non-consolidation opinion be required;

(vi)
the Creditworthy Party executes Mortgagee's then current forms of Guarantee and Guarantee of Recourse Obligations, the Creditworthy Party and the transferee execute Mortgagee's then current form of Environmental Indemnity Agreement, and Mortgagee receives a satisfactory enforceability opinion with respect to the foregoing from counsel approved by Mortgagee; in no event, however, shall a non-consolidation opinion be required;

(vii)
an environmental report on the Property which meets Mortgagee's then current requirements and is updated to no earlier than ninety (90) days prior to the date of transfer, is provided to Mortgagee at least thirty (30) days prior to the date of transfer and said report shall be satisfactory to Mortgagee at the time of transfer;

(viii)
Mortgagor (a) shall remain liable under the Environmental Indemnity Agreement dated of even date herewith, except for acts or occurrences after the date of transfer of the Property and (b) shall, except as provided in (a) above, be released from all obligations and liabilities under the Loan Documents;

(ix)
Mortgagee receives an endorsement to its policy of title insurance, satisfactory to Mortgagee insuring Mortgagee's lien on the Property as a first and valid lien subject only to liens and encumbrances theretofore approved by Mortgagee;

(x)
pursuant to written documentation prepared by and satisfactory to Mortgagee, the transferee (a) acknowledges that, in furtherance and not in limitation of clause (v) above, it shall be bound by the representation and warranty contained in the covenant entitled "Business Restriction Representation and Warranty" set forth in this instrument, and (b) certifies that such representation and warranty is true and correct as of the date of transfer and shall remain true and correct at all times during the term of the Note; and

(xi)	the outstanding balance of the Note at the time of the transfer is not more than 60% of the gross purchase price of the Property.

Exhibit-10.76

If Mortgagor shall make a one‑time transfer of the Property pursuant to the above conditions, Mortgagee shall be paid a fee equal to one-half percent (0.5%) of the then outstanding balance of the Note at the time of transfer. The fee shall be paid on or before the closing date of such one‑time transfer. At the time of such transfer, no modification of the interest rate or repayment terms of the Note will be required.

No subsequent transfers of the Property shall be allowed and no Change in the Proportionate Ownership of transferee shall be allowed without Mortgagee's prior written consent. Notwithstanding the foregoing, Mortgagor and Mortgagee agree that the underlying ownership structure of a particular transferee may cause Mortgagee to determine that the definition of Change in the Proportionate Ownership of such transferee does not adequately address Mortgagee's underlying ownership concerns for such transferee, and accordingly, Mortgagee reserves the right to amend the definition of Change in the Proportionate Ownership as it applies to a particular transferee.

"Debt Service Coverage" means a number calculated by dividing Net Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all indebtedness (including the Indebtedness) secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the actual debt service due under all indebtedness secured by any portion of the Property or by any ownership interests in Mortgagor, based upon an amortization schedule which is the shorter of the actual amortization schedule or 30 years (whether or not amortization is actually required) and, if an accrual loan, as if interest and principal on such indebtedness were due monthly.

"Net Income Available for Debt Service" means net income (prior to giving effect to any capital gains or losses and any extraordinary items) from the Property, determined in accordance with generally accepted accounting principles, for a fiscal period, plus (to the extent deducted in determining net income from the Property):

A)	interest on indebtedness secured by any portion of the Property (or secured by a Subordinate Lien (as hereinafter defined) permitted under the Loan Documents) for such fiscal period;

B)	depreciation, if any, of fixed assets at or constituting the Property for such fiscal period;

C)
amortization, if any, of standard tenant finish expenditures at the Property (but specifically excluding the amortization of tenant finish expenditures by Mortgagor in excess of $60.00 per square foot for new tenants and $30.00 per square foot for renewal tenants (i.e., above standard tenant finishes)); and

D)	amortization of costs incurred in connection with any indebtedness secured by any portion of the Property and leasing commissions which have been prepaid;

less:

E)	an amount (positive or negative) to offset any rent averaging adjustment resulting from adherence to FASB-13;

F)	the amortization of free rent and any other tenant concessions and promotional items not deducted in the calculation of net income above;

G)	a replacement reserve for capital improvements, future tenant improvements, leasing commissions and structural items based on not less than $3.53 per square feet per annum;

H)	the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 87.5% of the gross leasable area in the Property;

I)	the amount, if any, by which the actual management fee is less than 3% of the gross revenue during such fiscal period;

J)	the amount, if any, by which the actual real estate taxes are less than $3,400,000.00 per annum; and

K)	the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $8,200,000.00 per annum.

All adjustments to net income referenced above shall be calculated in a manner satisfactory to Mortgagee, in its reasonable discretion.

Exhibit-10.76

Financial Statements. Mortgagor agrees to furnish to Mortgagee:

(A)    the following financial statements for the Property within 90 days after the close of each fiscal year of the Mortgagor (the "Property Financial Statements Due Date"):

(i)
an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between, leasing commissions, tenant improvements, and capital expenditures; and

(ii)
a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, and the expense reimbursements and any other recovery items for each lease; provided, however, that if the expense reimbursements and any other recovery items for each lease are not identified on Mortgagor's form of rent roll, a separate document identifying the expense reimbursements and any other recovery items for each lease if said items shall be required; and

(iii)    an operating budget for the current fiscal year;

(B)    the following financial statements that Mortgagee may, in Mortgagee's sole discretion, require from time to time within 20 days after receipt of a written request from Mortgagee (the "Requested Financial Statements Due Date")

(i)	an unaudited balance sheet for Mortgagor as of the last day of Mortgagor's most recently closed fiscal year; and

(ii)	an unaudited statement of cash flows for the Mortgagor as of the last day of Mortgagor's most recently closed fiscal year; and

Furthermore, Mortgagor shall furnish to Mortgagee within 20 days after receipt of a written request from Mortgagee such reasonable financial and management information in the possession of, or accessible to, Mortgagor which Mortgagee determines to be useful in Mortgagee's monitoring of the value and condition of the Property or Mortgagor.

The Property Financial Statements Due Date and the Requested Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the 90th day following the close of the fiscal year covered by such financial statement.

All unaudited statements shall contain a certification by the managing general partner of Mortgagor stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Mortgagor.

Mortgagor acknowledges that Mortgagee requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

In addition to all other remedies available to Mortgagee hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Mortgagee as required in this section entitled "Financial Statements" and in the section entitled "Taxes and Special Assessments", within 30 days after Mortgagee shall have given written notice to Mortgagor that it has not been received as required,

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the "Increased Rate"); and

(y) Mortgagee may elect to obtain an independent appraisal and audit of the Property at Mortgagor's expense, and Mortgagor agrees that it will, upon request, promptly make Mortgagor's books and records regarding the Property available to Mortgagee and the person(s) performing the appraisal and audit (which obligation Mortgagor agrees can be specifically enforced by Mortgagee).

Exhibit-10.76

The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to reflect the Increased Rate with no change in the amortization of the unpaid principal balance. Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the date (the "Receipt Date") on which all of the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Mortgagee) shall be furnished to or made available to Mortgagee as required. Commencing on the Receipt Date, interest on the unpaid principal balance of the Note shall again accrue at the Interest Rate with no change in amortization, and the payments due during the remainder of the term of the Note shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate. Notwithstanding the foregoing, Mortgagee shall have the right to conduct an independent audit at its own expense at any time.

Future Advances. This is an Open-End Mortgage securing future advances pursuant to 42 Pa. C.S.A. §8144. WITHOUT LIMITING ANY OTHER PROVISION OF THIS MORTGAGE, THIS MORTGAGE SECURES UNPAID BALANCES OF ADVANCES MADE, WITH RESPECT TO THE PROPERTY, FOR THE PAYMENT OF TAXES, ASSESSMENTS, MAINTENANCE CHARGES, INSURANCE PREMIUMS OR COSTS INCURRED FOR THE PROTECTION OF THE PROPERTY OR THE LIEN OF THE MORTGAGE, OR EXPENSES INCURRED BY THE MORTGAGEE BY REASON OF A DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE. SUCH ADVANCES INCLUDE, WITHOUT LIMITATION, ALL ADVANCES MADE AS PROVIDED IN THE NOTE AND THE OTHER LOAN DOCUMENTS. The receipt by Mortgagee of written notice either from Mortgagor or another party, purportedly sent to terminate, limit, or restrict future advances, whether or not such notice is sent pursuant to the provisions of 42 Pa. C.S.A. §8143(b) or 8143(c) and whether or not such notice is effective thereunder, shall be an Event of Default hereunder without the benefit of notice or a cure period for Mortgagor.

Property Management. The management company for the Property shall be satisfactory to Mortgagee. Any change in the management company without the prior written consent of Mortgagee shall constitute a default under this instrument. Notwithstanding the foregoing, TPG, or an Affiliate of TPG, or BDN or an Affiliate of BDN shall be deemed to be a satisfactory management company.

Secondary Financing Permitted. Upon Mortgagor's written request ("Secondary Financing Request"), which shall specify a dollar amount and other terms desired by Mortgagor, Mortgagee will consider providing additional loan proceeds to be secured by a second lien on the Property (subordinate to Mortgagee's existing lien on the Property). Notwithstanding the foregoing, if, within 30 days of the Secondary Financing Request, Mortgagee has failed to respond, declined to offer a quote, or offered a quote which Mortgagor has rejected, then Mortgagor shall have the right to obtain third party financing secured only by a lien on the limited partnership interests in Mortgagor but not by a lien on the Property (the "Subordinate Lien") if and only if the following conditions are met:

A.	no Event of Default has occurred and is continuing under the Loan Documents;

B.
after full funding of the proposed third party loan ("Third Party Loan") secured by the Subordinate Lien, the loan to value ratio (taking into account all indebtedness secured by the Property and partnership interests in Mortgagor) will not exceed 65%, as determined per Mortgagee's valuation and then-current underwriting;

C.	PHILADELPHIA PLAZA - PHASE II, LP (original Mortgagor) shall be the "Borrower" under the Note at the time of funding the Third Party Loan;

D.	after full funding of the Third Party Loan, the Property will have Debt Service Coverage (calculated per the definition above) of at least 1.25X;

E.
The amount of the Third Party Loan shall not exceed $15,000,000.00. The term of the Third Party Loan shall not be substantially shorter than the term of the loan increase proposed in the Secondary Financing Request referenced above. If the Third Party Loan amortizes, the amortization term (i.e., whether the amortization is calculated on the basis of 30 years, 25 years, etc.) of the Third Party Loan shall not be substantially shorter than the amortization of the loan increase proposed in the Secondary Financing Request referenced above;

F.
The third party lender (the "Third Party Lender") shall enter into an intercreditor agreement with Lender that is consistent with the forms of intercreditor agreements that are customarily entered into by institutional lenders holding senior and mezzanine loans on first class office buildings, whereby the Third Party Lender agrees (i) the Third Party Loan shall be in all respects subject and subordinate to Mortgagee's loan evidenced by the Note ("Mortgagee Loan"), including any amendment, modification, extension or renewal of Mortgagee's Loan, (ii) not to take any affirmative action to hinder or delay an exercise by Mortgagee of its

Exhibit-10.76

rights and remedies including, but not limited to, Mortgagee's right to seek appointment of a receiver for the Property, to notify tenants of the Property to pay rents and other sums due under their leases directly to Mortgagee, and to commence, continue and complete a foreclosure action or other judicial or non-judicial enforcement action, (iii) in the event of a casualty or condemnation, all adjustments of insurance or condemnation claims or awards shall be handled in accordance with Mortgagee's Loan Documents;

G.
Mortgagee shall have the right to declare the Note due and payable and to revoke the Mortgagor's license to use and enjoy rents and profits if (i) any default exists under the Loan Documents or under the loan made by the Third Party Lender secured by such other lien beyond any applicable notice and cure period, (ii) such other lien is foreclosed or (iii) such other loan is declared due and payable;

H.	The Third Party Lender shall be an Institutional Investor, experienced in the placement of commercial mortgage loans;

I.
Mortgagee shall receive a true and correct copy of all the Third Party Loan documents and they shall not be materially modified or amended without the prior consent of Mortgagee. Said prior consent of Mortgagee shall not be unreasonably withheld, conditioned or delayed; and

J.	Mortgagee shall be paid a fee of $10,000.00 for each such request in consideration of its processing and documentation costs.

"Institutional Investor" shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, government entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), a real estate investment trust, a private equity fund or an institutional debt fund that invests primarily in real estate or real estate securities and debt, in each case having at least $112,000,000.00 in capital/statutory surplus, shareholder's equity or net worth, as applicable, exclusive of the equity interest in the Property, and being regularly engaged in the business of making or owning commercial real estate loans or interests therein (including loans with respect to commercial real estate) or owning and operating commercial real estate properties.

Any Secondary Financing Request, including any request for third party financing, must be received by Mortgagee on or before the last day of the seventh (7th) year of the term of the Note.

Deposits by Mortgagor. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Mortgagee shall thence forth have the option to require Mortgagor to deposit funds with Mortgagee, in monthly or other periodic installments in amounts estimated by Mortgagee from time to time sufficient to pay real estate taxes, special assessments and personal property taxes as they become due. If at any time the funds so held by Mortgagee shall be insufficient to pay any of said expenses, Mortgagor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Mortgagee to be applied to the payment of such real estate taxes, special assessments, personal property taxes and, at the option of Mortgagee after the occurrence of an Event of Default, the Indebtedness.

Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Mortgagor by certified mail or reputable courier service shall be addressed to Mortgagor at c/o Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, attention: John R. Sischo and Paul S. Rutter, Esq. and c/o Brandywine Realty Trust, 555 East Lancaster Avenue, Suite 100, Radnor, PA 19087, attention Tom E. Wirth and Brad A. Molotsky or such other address in the United States of America as Mortgagor shall designate in a notice to Mortgagee given in the manner described herein. Any notice sent to Mortgagee by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Mortgagee shall designate in a notice given in the manner described herein. Any notice given to Mortgagee shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

Exhibit-10.76

Modification of Terms. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Mortgagee may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

Exercise of Options. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Mortgagee is given any option, such option may be exercised when the right accrues or at any time thereafter, and no acceptance by Mortgagee of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term "Mortgagee" shall include the owner and holder of the Note.

Legal Enforceability. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Mortgagor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Limitation of Liability. Notwithstanding any provision contained herein to the contrary, the personal liability of Mortgagor shall be limited as provided in the Note.

Miscellaneous. Time is of the essence in each of the Loan Documents. The remedies of Mortgagee as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Mortgagee of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Mortgagor and Mortgagee. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

Defeasance. Mortgagee agrees that if Mortgagor shall promptly pay or cause to be paid to Mortgagee the Indebtedness, and shall perform or cause to be performed all the other terms, conditions, agreements and provisions contained in the Loan Documents, all without fraud or delay or deduction or abatement of anything or for any reason and Mortgagee shall no longer have any obligation, agreement or commitment to advance any sums to Mortgagor, then this instrument and the estate hereby granted shall cease, terminate and become void.

Waiver of Jury Trial. To the extent permitted by applicable law, Mortgagor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Mortgagor, Mortgagee or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Mortgagee is a party.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Governing Law. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

(Remainder of Page Intentionally Left Blank;
Signatures Commence on Following Page)

Exhibit-10.76

IN WITNESS WHEREOF, this instrument has been executed by the Mortgagor as of the day and year first above written.

PHILADELPHIA PLAZA - PHASE II, LP,
a Pennsylvania limited partnership

By:    TCS SPE I, L.P., a Delaware
limited partnership, its General Partner

By:    TCS Mezzanine GP, LLC, a Delaware
limited liability company, its General Partner

By:    Thomas Properties Group, L.P., a
Maryland limited partnership,
its Manager

By:    Thomas Properties Group, Inc.,
a Delaware corporation, its
General Partner

By: /s/ James A. Thomas
Name: James A. Thomas
Its: President & CEO

Attest: /s/ Paul S. Rutter
Name: Paul S. Rutter
(corporate seal)                        Its: Co-COO / GC

(remainder of page intentionally left blank)

Exhibit-10.76

Exhibit "A"

Description of Property located in the City of Philadelphia, County of Philadelphia and Commonwealth of Pennsylvania, to wit:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements erected thereon described according to an ALTA/ACSM Survey of Two Commerce Plaza made by Barton and Martin, Engineers dated 6/20/2003, last revised 7/7/2003, and according to the ALTA/ACSM Land Title Survey of “2 Commerce Square” made by Stantec Consulting Services Inc. and designated Project No. 174810987, as follow to wit:

BEGINNING at the point of intersection of the Westerly side of Twentieth Street (ninety feet wide) with the Northerly side of Market Street (one hundred feet wide); thence from said point of beginning extending the following four courses and distances (1) along the said Northerly side of Market Street North seventy-eight degrees fifty-nine minutes no seconds West two hundred twenty-six feet ten and one half inch to a point; (2) North eleven degrees six minutes no seconds East two hundred eighty-four feet no inches to a point on the Southerly side of J. F. Kennedy Boulevard (eighty feet wide); (3) along said Southerly side of J. F. Kennedy Boulevard South seventy-eight degrees fifty-nine minutes no seconds East two hundred twenty-eight feet one and three-eighths inches to a point on the Westerly side of Twentieth Street (4) along the said Westerly side of Twentieth Street South eleven degrees twenty-one minutes no seconds West two hundred eighty-four feet no inches to the place of place of beginning.

CONTAINING in area 64,608 square feet.

BEING 2001 Market Street, Philadelphia, Pennsylvania
BEING Tax Parcel 88-3054361

BEING the same premises that Partners-Philadelphia Plaza-Phase II, a general partnership, by deed dated 01/30/1997 and recorded 02/25/1997 in Philadelphia County at Deed Book JTD 237, Page 296, granted and conveyed unto Maguire Thomas Partners-Philadelphia Plaza-Phase II, a general partnership, in fee.

Maguire Thomas Partners-Philadelphia Plaza-Phase II, a general partnership, became known as Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership, as evidenced by a certificate of limited partnership filed July 9, 2003, in the Secretary of State for the Commonwealth of Pennsylvania.

TOGETHER WITH the easements appurtenant to the Land as set forth in Reciprocal Easement and Operating Agreement and Covenant Agreement dated as of 9/15/1990, executed and acknowledged by Maguire/Thomas Partners-Philadelphia Plaza Associates, a Pennsylvania partnership, and Maguire Thomas Partners-Philadelphia Plaza-Phase II, a Pennsylvania general partnership, and recorded November 14, 1990, in Philadelphia County in Deed Book FHS 1746 page 407.